As filed with the Securities and Exchange Commission on March 30, 2023

Registration No. 333-259359

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
TRILOGY INTERNATIONAL PARTNERS INC.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant’s name into English)

British Columbia	98-1361786
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

155 108th Avenue NE, Suite 400
Bellevue, Washington 98004
(425) 458-5900
(Address and telephone number of registrant’s principal executive offices)

Friedman Kaplan Seiler Adelman & Robbins LLP
7 Times Square, 28th Floor
New York, New York 10036
Telephone: (212) 833-1100
(Name, address and telephone number of agent for service)

Copies to:

Trisha Robertson Kyle Misewich Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3300	Scott Morris Senior Vice President, General Counsel and Secretary Trilogy International Partners Inc. 155 108th Avenue NE, Suite 400 Bellevue, Washington 98004 (425) 458-5900	Gregg S. Lerner Joel I. Frank Friedman Kaplan Seiler Adelman & Robbins LLP 7 Times Square New York, NY 10036 (212) 833-1100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

  TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1, filed by Trilogy International Partners Inc., a corporation existing under the laws of the Business Corporation Act (British Columbia) (the “Company”), relates to the Company’s Registration Statement on Form F-3 (File No. 333-259359) (the “Registration Statement”), which was filed with the Commission on September 7, 2021. The Registration Statement pertains to the registration of 37,481,175 common shares of the Company beneficially owned by certain shareholders of the Company.

The Company ceased to qualify as a foreign private issuer under Rule 405 of the Securities Act of 1933, as amended, as of December 31, 2022 and, as a result, is no longer eligible to use a Registration Statement on Form F-3.  Accordingly, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statement as of the date hereof.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2023.

TRILOGY INTERNATIONAL PARTNERS INC

By:	/s/ Erik Mickels
	Name:	Erik Mickels
	Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	March 30, 2023
Bradley J. Horwitz

*	Director	March 30, 2023
Mark Kroloff

/s/Erik Mickels	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 30, 2023
Erick Mickels

*	Director	March 30, 2023
John W. Stanton

*By:	/s/ Erik Mickels
Erik Mickels
Attorney-in-Fact

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 AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has signed this Post-Effective Amendment No. 1 to the Registration Statement in such capacity as the duly authorized representative of the Registrant in the United States, in the City of Bellevue, State of Washington, on March 30, 2023.

TRILOGY INTERNATIONAL PARTNERS LLC
(Authorized Representative in the United States)

By:	/s/ Erik Mickels
Name:	Erik Mickels
Title:	Senior Vice President and Chief Financial Officer

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